EXHIBIT 99.1

STEWART & STEVENSON ANNOUNCES

FISCAL 2005 FIRST QUARTER EARNINGS RELEASE AND

CONFERENCE CALL SCHEDULE

HOUSTON —May 17, 2005— Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2005 first quarter results on Thursday, May 26, 2005 at 6:00 a.m. Eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, May 26, 2005 at 10:00 a.m. Eastern time.

What:	Stewart & Stevenson First Quarter Earnings Call
When:	Thursday, May 26, 2005 at 10:00 a.m. Eastern time
How:	Live via phone - By dialing 888-396-2384 or 617-847-8711 and using pass code 44803382 at least 10 minutes prior to the start time —
OR live over the Internet by logging on to the web address below:
Where:	http://www.ssss.com
The call may be accessed on the home page of Stewart & Stevenson’s website on the Investor Relations page.

A telephonic replay of the conference call will be available through June 2, 2005 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 58636622. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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